                                                                   EXHIBIT 10.37


                                                  GLEACHER NATWEST
                                                  Corporate & Investment Banking

                                                  GLEACHER NATWEST INC.
                                                  660 MADISON AVENUE
                                                  NEW YORK NY 10021-8405
                                                  212 418-4200
                                                  212 752-2711 FAX


January 27, 1999

STRICTLY PRIVATE AND CONFIDENTIAL


WebMD, Inc.
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, Georgia 30326


Attn: Jeffrey T. Arnold
      Chairman and Chief Executive Officer


Dear Jeffrey:


We are pleased to confirm the arrangements under which Gleacher NatWest Inc. ("Gleacher NatWest") and WebMD, Inc. ("WebMD" or the "Company") have entered into a strategic relationship pursuant to which Gleacher NatWest has (i) provided financial advisory services to the Company in connection with the Company's acquisitions of Sapient Health Network, Inc. ("SHN") and Direct Medical Knowledge, Inc. ("DMK"); and (ii) will provide financial advisory services to the Company in the future. The Company will compensate Gleacher NatWest (or its designees) for all such past and future services through the issuance of a Warrant (as defined herein) in lieu of any cash compensation. The terms of this relationship are as follows:

1. ADVISORY SERVICES. The period during which advisory services are to be rendered shall commence on the date hereof and end on the second anniversary of the date hereof, unless earlier terminated as provided herein (the "Advisory Period"). During the Advisory Period, Gleacher NatWest will act as financial advisor to the Company and render from time to time such financial advisory and investment banking services as may be appropriate and mutually agreed upon. Gleacher NatWest's principal objective is to assist the Company, as financial advisors, in the exploration and implementation of alternatives that maximize the ultimate per share value of the Company. In that regard, Gleacher NatWest expects its primary focus will be:

     (a) reviewing the strategic and capital needs of the Company, analyzing the alternatives for raising capital and assisting the Company in designing and implementing an appropriate capital structure;

     (b) providing, as requested from time to time, advice on evaluating, structuring, negotiating and executing any proposed acquisitions or divestitures by the Company;

     (c) providing, as requested from time to time, advice on evaluating, structuring, negotiating and executing any proposed strategic relationships to be entered into by the Company;

     (d) providing general advice to the Company on corporate governance matters and otherwise assisting the Company with respect to investor relations matters; and

     (e)  providing access to office space and support.

     In connection with the foregoing, Gleacher NatWest will render, during the Advisory Period, such financial fairness opinions, in a form reasonably satisfactory to the Company and to Gleacher NatWest, as may be requested from time to time and be appropriate under the circumstances. No separate or additional fees shall be payable in connection with the rendering of any such opinion.
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                                                                GLEACHER NATWEST
WebMD, Inc.
January 27, 1999
Page 2


Gleacher NatWest recognizes that the Company may from time to time desire and/or require the services of other investment banking and financial advisory firms. Gleacher NatWest will, as requested, assist the Company in its efforts to work with and to maximize the contribution which other firms can make to WebMD's future success.

The Company recognizes that the advisory relationship is not an exclusive relationship for Gleacher NatWest or any of its personnel. Gleacher NatWest, however, will devote such time and resources as are customary for it in connection with an important assignment of this type. Gleacher NatWest also agrees to consult with the Company so as to avoid any conflicts of interest which may result from Gleacher NatWest performing investment banking assignments for any of the Company's major competitors.

2. ISSUANCE OF WARRANT. The Company will issue a warrant substantially in the form of Exhibit I attached hereto (the "Warrant") to Gleacher NatWest (or its designees), promptly following the execution of this letter agreement. The parties hereby acknowledge that Gleacher NatWest's right to purchase an aggregate of 100,000 shares of the up to 750,000 shares of Series D Common Stock covered in the Warrant relate to compensation for advisory services rendered by Gleacher NatWest to the Company in connection with the Company's acquisitions of SHN and DMK.

OTHER MATTERS

In addition to the Warrant issued to Gleacher NatWest, the Company agrees to reimburse Gleacher NatWest for all reasonable travel and other reasonable out-of-pocket expenses incurred by Gleacher NatWest in connection with Gleacher NatWest's engagement hereunder, including all reasonable fees and disbursements of Gleacher NatWest's legal counsel and any other professional advisors, provided that the retention of such professional advisors has been approved in advance by the Company.

Gleacher NatWest and the Company will each use all reasonable efforts to prepare and execute the Warrant Agreement provided for in this letter agreement as promptly as possible following execution of this letter agreement.

The Company recognizes and confirms that in advising the Company in completing its engagement hereunder, Gleacher NatWest will be using and relying on data, material and other information furnished to Gleacher NatWest by the Company. It is understood that in performing under this engagement Gleacher NatWest may reasonably rely upon any information so supplied without independent verification and that Gleacher NatWest shall not have any responsibility for such independent verification. As a condition to Gleacher NatWest's obligation to provide services hereunder, the Company represents, warrants and covenants to Gleacher NatWest that none of the information furnished to Gleacher NatWest by the Company or contained in the Company's filings under any federal or state securities laws shall include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Gleacher NatWest agrees that it will keep confidential and not disclose or permit its employees or representatives to disclose information received from the Company (other than to Gleacher NatWest employees involved in the performance of services hereunder or otherwise on a need-to-know basis), or otherwise use such information, except as contemplated in this letter agreement, as may be authorized by the Company in connection with Gleacher NatWest's performance of services hereunder, or as such disclosure may be required by law.
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                                                                GLEACHER NATWEST
WebMD, Inc.
January 27, 1999
Page 3



The Company acknowledges that all advice given by Gleacher NatWest in connection with its engagement hereunder is intended solely for the benefit and use of the Board of Directors and senior management of WebMD. Except as may be required by applicable law, the Company agrees that no such advice shall be used for any other purpose or be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to Gleacher NatWest be made by or on behalf of the Company, in each case without Gleacher NatWest's prior written consent. Notwithstanding the foregoing, any fairness opinion rendered by Gleacher NatWest may be included in any proxy statement, or amendment thereto, filed by the Company in connection with any transaction provided that Gleacher NatWest has the opportunity to review and approve any disclosure or description of the opinion or Gleacher NatWest contained in such document.

The Company recognizes that Gleacher NatWest has been retained only by the Company and that its engagement is not deemed to be on behalf of, and is not intended to confer any rights or bestow the status of third-party beneficiary upon, any shareholder or employee of the Company, or any other person not a party hereto as against Gleacher NatWest or any of its affiliates, their respective limited and general partners, directors, officers, agents and employees or each other person, if any, controlling Gleacher NatWest or any of its affiliates. Unless otherwise expressly stated in writing by Gleacher NatWest, no advice or opinions rendered to the Board of Directors or management of the Company during the course of the engagement hereunder shall constitute a recommendation to any other party and no one other than the Company, its directors and its senior management, is authorized to rely upon the engagement of Gleacher NatWest or any statements or conduct by Gleacher NatWest. Moreover, it is acknowledged that the relationship of Gleacher NatWest to the Company is that of an independent contractor, that the obligations and responsibilities of Gleacher NatWest to the Company are limited to those specifically set forth herein, and that Gleacher NatWest, by entering into this agreement and satisfying its obligations hereunder, does not assume any fiduciary duties with respect to the Company, its Board of Directors, its management, its employees or its shareholders. All decisions made with respect to potential financings and mergers and acquisition transactions, whether or not consistent with advice rendered by Gleacher NatWest, shall be those of the Board of Directors or management of the Company, as the case may be.

In connection with matters described in this letter, the Company and Gleacher NatWest have entered into a separate letter agreement, dated the date hereof, providing for indemnification, contribution and reimbursement of Gleacher NatWest and certain other individuals and entities, a copy of which is attached hereto as Exhibit II.

Any right to trial by jury with respect to any claim or action arising out of this agreement or conduct in connection with the engagement is hereby waived by the parties hereto and their affiliates. This agreement shall be deemed made in New York. This agreement and all controversies arising from or related to performance under this agreement shall be governed by the laws of the State of New York, without regard to such state's rules concerning conflicts of laws. All controversies arising from or related to performance under this agreement shall be adjudicated in State or Federal court within the State of New York.

Gleacher NatWest may assign its right and obligations under this letter agreement to any partnership of which Gleacher NatWest is the general partner or to any other entity which succeeds to the business of Gleacher NatWest so long as Mr. Eric J. Gleacher is a principal of the successor entity, in each case, without the consent of the Company. The provisions of this agreement (including the attached letter

                                                                GLEACHER NATWEST
WebMD, Inc.
January 27, 1999
Page 4

agreement) shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and Gleacher NatWest.

Gleacher NatWest's services hereunder may be terminated by the Company for "Cause". For purposes of this letter agreement, "Cause" shall be defined as (i) the failure of Gleacher NatWest to meet performance expectations, as determined by the Company's President or Chief Financial Officer and communicated in reasonable detail in writing in a notice delivered to Gleacher NatWest (the "Deficiency Notice") or (ii) a material breach by Gleacher NatWest of its obligations under this letter agreement; provided however, that in the event of a termination for the failure to meet performance expectations, Gleacher NatWest shall be entitled to the cure provision set forth below. Upon deliver of a Deficiency Notice, Gleacher NatWest shall then have a period of 30 days after receipt of such Deficiency Notice in which to attempt to effect a cure of specified deficiencies. If at the end of such 30-day period no such cure has been effected in the good faith judgment of the Company's President or Chief Financial Officer, then this letter agreement shall be deemed terminated effective as of the date of Gleacher NatWest's receipt of such Deficiency Notice.

Upon termination of Gleacher NatWest's services under this agreement by the Company for Cause, this agreement shall have no further force or effect that (i) any out-of-pocket expenses incurred by Gleacher NatWest prior to the date of termination which are required to be reimbursed hereunder shall be paid or reimbursed in accordance with the terms of this agreement; (ii) the confidentiality provisions of this agreement shall continue to apply for a period of two years following such termination; and (iii) the indemnity, contribution and other provisions as contained in the attached letter agreement shall continue to apply notwithstanding termination.

In the event of termination of Gleacher NatWest's services under this agreement by the Company for Gleacher NatWest's failure to meet performance criteria hereunder, and if such termination is prior to the first anniversary hereof, the Warrant shall not be vested or exercisable for 250,000 shares of the up to 750,000 shares covered thereby. In the event of termination of Gleacher NatWest's services under this agreement by the Company for Cause due to a material breach by Gleacher NatWest of its obligations under this letter agreement solely as a result of Gleacher NatWest's willfull misconduct, gross negligence or failure to dedicate less than an aggregate of 100 hours per month of the business time of one or more qualified investment banking professionals to the performance of its services hereunder following a request therefor, (i) if such termination is prior to the first anniversary hereof, the Warrant shall not be vested or exercisable for 250,000 shares of the up to 750,000 shares covered thereby; and (ii) Gleacher NatWest shall be required to pay to the Company immediately in cash an amount equal to (x) $3,400,000, minus (y) $1,400,000 multiplied by a fraction, the numerator of which shall be the number of days that have elapsed following the date hereof prior to such termination, and the denominator of which shall be 720.

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                                                                GLEACHER NATWEST

WebMD, Inc.
January 27, 1999
Page 5



If the terms of our relationship as set forth in this letter agreement are satisfactory, kindly sign the enclosed copy of this letter agreement and indemnification form and return them to Gleacher NatWest. We look forward to working with WebMD.


                                     Very truly yours,


                                     GLEACHER NATWEST INC.




                                     /s/ Eric J. Gleacher
                                     -------------------------------------------
                                     Eric J. Gleacher
                                     Chairman and Chief Executive Officer




                                     /s/ Robert A. Engel
                                     -------------------------------------------
                                     Robert A. Engel
                                     Managing Director




Accepted and Agreed to:


WEBMD, INC.




By: /s/ Jeffrey T. Arnold
   ------------------------------------
   Jeffrey T. Arnold
   Chairman and Chief Executive Officer

Gleacher NatWest Inc.                                           GLEACHER NATWEST
660 Madison Avenue
New York, New York 10021

Gentlemen:

In connection with the activities of Gleacher NatWest Inc. ("Gleacher NatWest") pursuant to a letter agreement, dated as of the date hereof, between WebMD, Inc. (the "Company") and Gleacher NatWest, as the same may be amended from time to time, including without limitation any activities of Gleacher NatWest in connection with any transaction contemplated by such letter agreement, whether occurring before, at or after the date hereof, the Company agrees to indemnify and hold harmless Gleacher NatWest and its affiliates, the respective limited and general partners, directors, officers, agents and employees of Gleacher NatWest and their affiliates and each other person, if any, controlling Gleacher NatWest or any of its affiliates (hereinafter collectively referred to as the "indemnified parties"), to the full extent lawful, from and against any losses, damages, liabilities, expenses or claims (or actions in respect thereof, including, without limitation, shareholder and derivative actions and arbitration proceedings) related to or otherwise arising out of such engagement or Gleacher NatWest's role in connection therewith, and will promptly reimburse any indemnified party for all reasonable expenses (including reasonable counsel fees and disbursements) as they are incurred by any indemnified party in connection with investigating, preparing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation to which any indemnified party is a party, arising in connection with or related to Gleacher NatWest's engagement or Gleacher NatWest's role in connection therewith. The Company will not, however, be responsible for any losses, damages, liabilities, expenses or claims which are finally judicially determined to have resulted primarily from Gleacher NatWest's bad faith or gross negligence. The Company also agrees that no indemnified party will have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company for or in connection with such engagement except to the extent that a court of competent jurisdiction finally judicially determines that such liability for losses, damages, liabilities, expenses or claims incurred by the Company resulted primarily from Gleacher NatWest's bad faith or gross negligence. If multiple claims are brought against any indemnified party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

In the event that the foregoing indemnity is unavailable to any indemnified party for any reason or insufficient to hold any indemnified party harmless, then the Company agrees to contribute to any such losses, damages, liabilities, expenses, claims or actions and will do so in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by, and the relative fault of, the indemnified parties, on the one hand, and the Company and the Company's securityholders, on the other, as well as any other relevant equitable considerations, from any actual or proposed transaction. The Company and Gleacher NatWest agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

The Company agrees that it will not, without the prior written consent of Gleacher NatWest, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Gleacher NatWest is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of Gleacher NatWest from all liability arising out of such claim, action, suit or proceeding. The Company will also promptly reimburse Gleacher NatWest for all expenses (including counsel fees) as they are incurred in connection with investigating, preparing or defending, or providing evidence in, any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not Gleacher NatWest are actual or potential parties to such claim or action).

The foregoing agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise, and shall be in addition to any liability which the Company may otherwise have. The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this agreement is brought against Gleacher NatWest or the Company. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS WAIVED. Gleacher NatWest may assign its rights and obligations under this letter agreement to any partnership of which Gleacher NatWest is the general partner or to any other entity, of which Eric J. Gleacher is a partner or principal, which succeeds to the business of Gleacher NatWest, in each case, without the consent of the Company. This agreement shall remain in full force and effect following the completion or termination of Gleacher NatWest's engagement and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any indemnified party.

Very truly yours,

Accepted:                                     Accepted:




WEBMD, INC.                                   GLEACHER NATWEST INC.
- -------------------------------------         ----------------------------------
By: /s/ W. Michael Heekin                     By: /s/ Robert A. Engel
   ----------------------------------             ------------------------------
Date: January 27, 1999                        Date: January 27, 1999
- -------------------------------------         ----------------------------------

                                                          GLEACHER & CO.

                                                          GLEACHER & CO. LLC
                                                          660 MADISON AVENUE
                                                          NEW YORK NY 10021-8405
                                                          212 418-4200
                                                          212 752-2711 FAX

April 15, 1999

Strictly Private and Confidential

Mr. Jeffrey T. Arnold
Chairman and Chief Executive Officer
WebMD, Inc.
400 The Lenox Building
3399 Peachtree Road NE
Atlanta, Georgia 30326

Dear Jeffrey:

Pursuant to the engagement letter and indemnity agreement dated January 27, 1999 between Gleacher NatWest Inc. and WebMD, Inc. (collectively, the "Agreements"), Gleacher NatWest Inc. will assign the Agreements to Gleacher Holdings LLC or its affiliates ("Gleacher") as of the closing of Gleacher's acquisition of the assets of Gleacher NatWest Inc. (the "Closing"). All of Gleacher NatWest Inc.'s rights, privileges, fees or other consideration pursuant to the Agreements shall belong solely to Gleacher as of the Closing.

                                   Sincerely,

                                   GLEACHER NATWEST INC.

                                   /s/ Jeffrey H. Tepper
                                   ---------------------
                                   Jeffrey H. Tepper
                                   Chief Operating Officer